UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2013 (September 12, 2013)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

333-90553	MIDAMERICAN FUNDING, LLC	47-0819200
(An Iowa Limited Liability Company)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580

333-15387	MIDAMERICAN ENERGY COMPANY	42-1425214
(An Iowa Corporation)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580

(515) 242-4300
(Registrant's telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

MidAmerican Energy Company (the "Company") announced today that it plans to offer, subject to market and other conditions, its First Mortgage Bonds (the "Bonds") in an underwritten public offering pursuant to the Company's shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the "SEC"), which became effective September 9, 2013.

Each series of the Bonds will be senior secured obligations of the Company and will be secured by a first mortgage lien on substantially all of the Company's electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances.

Each series of the Bonds will be secured equally and ratably with all of the Company's other first mortgage bonds from time to time outstanding and with the Company's currently outstanding 4.65% Notes due 2014, 5.95% Notes due 2017, 5.30% Notes due 2018, 6.75% Notes due 2031, 5.75% Notes due 2035 and 5.80% Notes due 2036, as required by the terms of the indentures under which such currently outstanding Notes have been issued.

For more complete information about the Company and this offering, prospective investors should refer to the prospectus in the registration statement and other documents the Company has filed with the SEC. You may request a copy of these documents by calling Barclays Capital Inc. toll-free at 888-603-5847, J.P. Morgan Securities LLC collect at 212-834-4533 or RBS Securities Inc. toll-free at 866-884-2071.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC
MIDAMERICAN ENERGY COMPANY
(Registrants)
Date: September 12, 2013
/s/ Paul J. Leighton
Paul J. Leighton
Vice President and Secretary of MidAmerican Funding, LLC and Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

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